PROSPECTUS SUPPLEMENT NO. 1	Filed pursuant to Rule 424(b)(3)
(To Prospectus Dated February 25, 2011)	File Number 333-172468

18,578,588 Shares

Hyatt Hotels Corporation

Class A Common Stock

This prospectus supplement no. 1 supplements the prospectus dated February 25, 2011 relating to the sale from time to time by the selling stockholders named in the prospectus of up to 18,578,588 shares of our Class A common stock, par value $0.01 per share. You should read this prospectus supplement in conjunction with the prospectus. This prospectus supplement no. 1 is qualified by reference to the prospectus, except to the extent that the information in this prospectus supplement no. 1 supersedes the information contained in the prospectus.

The information appearing under the heading “Selling Stockholders” in the prospectus is hereby amended in its entirety as follows:

The following table provides the name of each selling stockholder and the number of shares of our Class A common stock offered by each selling stockholder under this prospectus. The shares offered by this prospectus may be offered from time to time by the selling stockholders listed below. The selling stockholders are not obligated to sell any of the shares of Class A common stock offered by this prospectus. The information regarding shares beneficially owned after the offering and the percentage of total voting power after the offering assumes the sale of all shares registered by the selling stockholders.

As described in the section of this prospectus titled “Description of Capital Stock – Registration Rights,” we have entered into a Registration Rights Agreement, dated as of October 12, 2009, among us and the Pritzker family business interests party thereto, including the selling stockholders (the 2009 Registration Rights Agreement), pursuant to which we have granted certain registration rights with respect to shares of Class A common stock issuable upon conversion of shares of Class B common stock. For information with respect to our relationships with Pritzker family business interests, see “Certain Relationships and Related Party Transactions” included in our Proxy Statement on Schedule 14A for the annual stockholders’ meeting held on June 15, 2011, which is incorporated by reference herein, and see Note 19 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which is incorporated by reference herein. Except as described above, none of the selling stockholders has any position, office or other material relationship with us or any of our predecessors or our affiliates, nor have they had any position, office or material relationship with us or any of our predecessors or affiliates within the past three years.

The information shown in the table with respect to the percentage of shares of Class A common stock beneficially owned before the offering is based on 45,567,303 shares of Class A common stock outstanding as of January 31, 2012 (and does not assume the conversion of any outstanding shares of Class B common stock). The information shown in the table with respect to the percentage of shares of Class B common stock beneficially owned before the offering is based on 119,614,584 shares of Class B common stock outstanding as of January 31, 2012.

Each share of Class B common stock is convertible at any time into one share of Class A common stock. In addition, each share of Class B common stock will convert automatically into one share of Class A common stock upon any transfer, whether or not for value, except for certain permitted transfers described in our amended and restated certificate of incorporation. Assuming the sale of all shares offered by the selling stockholders, 18,578,588 shares of Class B common stock will convert into 18,578,588 shares of Class A common stock at the time they are sold by the selling stockholders under this prospectus. The information shown in the table with respect to the percentage of outstanding common stock and percentage of total voting power after the offering is based on 165,181,887 shares of common stock (i.e., Class A common stock and Class B common stock) outstanding as of January 31, 2012, and assumes that (1) no shares of Class B common stock outstanding as of January 31, 2012 have been converted into shares of Class A common stock, other than the 18,578,588 shares assumed to have been sold by the selling stockholders under this prospectus and (2) all shares of Class A common stock registered by the selling stockholders have been sold. The selling stockholders reserve the right to accept or reject, in whole or in part, any proposed sale of shares. The selling stockholders may also offer and sell less than the number of shares indicated. The selling stockholders are not making any representation that any shares covered by this prospectus will or will not be offered for sale.

Information with respect to beneficial ownership is based on our records, information filed with the SEC or information furnished to us by each selling stockholder. Beneficial ownership has been determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and investment power with respect to those securities. Unless otherwise indicated by footnote, and subject to applicable community property laws, to our knowledge, the persons and entities named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

	Shares Beneficially Owned Before Offering						Shares Beneficially Owned After Offering(2)
	Class A Common Stock		Class B Common Stock				Class A Common Stock		Class B Common Stock
Name	Shares	% of Class A Common Stock	Shares	% of Class B Common Stock	Maximum Number of Shares of Class B Common Stock to be Converted to Shares of Class A Common Stock and to be Sold in the Offering		Shares	% of Class A Common Stock	Shares	% of Class B Common Stock	% of Total Common Stock After Offering(2)	% of Total Voting Power After Offering (1)(2)(15)
Trustees of the Anthony N. Pritzker Family Trusts (3)	—	—	6,186,817	5.2%	3,337,945	(4)	—	—	2,848,872	2.8%	1.7%	2.7%
Trustees of the Daniel F. Pritzker Family Trusts (5)	—	—	10,001,457	8.4%	3,093,937	(6)	—	—	6,907,520	6.8%	4.2%	6.4%
Trustees of the James N. Pritzker Family Trusts and Other Reporting Persons (7)	8,470	*	3,470,792	2.9%	3,122,013	(8)	8,470	*	348,779	*	*	*
Trustees of the Jay Robert Pritzker Family Trusts (9)	—	—	6,051,483	5.1%	3,265,110	(10)	—	—	2,786,373	2.8%	1.7%	2.6%
Trustees of the Karen L. Pritzker Family Trusts (11)	—	—	8,584,104	7.2%	3,136,054	(12)	—	—	5,448,050	5.4%	3.3%	5.1%
Trustees of the Nicholas J. Pritzker Family Trusts and Other Reporting Person (13)	—	—	6,403,577	5.4%	2,623,529	(14)	—	—	3,780,048	3.7%	2.3%	3.5%

*	Represents less than 1%.
(1)

Holders of our Class A common stock and our Class B common stock vote together as a single class on all matters submitted to a vote of our stockholders. The holders of Class A common stock are entitled to one vote per share of Class A common stock and the holders of Class B common stock are entitled to ten votes per share of Class B common stock. However, if on any record date for determining the stockholders entitled to vote at an annual or special meeting of stockholders, the aggregate number of shares of Class A common stock and Class B common stock owned, directly or indirectly, by the holders of our Class B common stock is less than 15% of the aggregate number of shares of Class A common stock and Class B common stock then outstanding, then at such time all shares of Class B common stock will automatically convert into shares of Class A common stock and all holders thereof will be entitled to one vote per share on all matters submitted to a vote of our stockholders.
(2)	Assumes that all of the Class A common stock shares registered by the selling stockholders have been sold.
(3)	Represents (i) 4,356,723 shares of Class B common stock held of record by trusts for the benefit of Anthony N. Pritzker and certain of his lineal descendants, of which Lewis M. Linn serves as trustee and has sole voting and investment power over such shares and (ii) 1,830,094 shares of Class B common stock held of record by trusts for the benefit of Anthony N. Pritzker and certain of his lineal descendents, of which Lewis M. Linn and CIBC Trust Company (Bahamas) Limited serve as co-trustees and share voting and investment power over such shares. The address of the principal business and principal office for Lewis M. Linn, not individually, but solely in the capacity as trustee of the trusts represented by clause (i) is 3555 Timmons Lane, Suite 800, Houston, Texas 77027 and for CIBC Trust Company (Bahamas) Limited and Lewis M. Linn, not individually, but solely in the capacity as co-trustees of the trusts represented by clause (ii) is Goodman’s Bay Corporate Centre, First Floor, P.O. Box N-3933, Nassau, Bahamas and 3555 Timmons Lane, Suite 800, Houston, Texas 77027, respectively. The trustees and the adult beneficiaries of all of the trusts for the benefit of Anthony N. Pritzker and certain of his lineal descendants (the Anthony N. Pritzker Family Trusts) have agreed to certain voting agreements and to certain limitations with respect to the sale of shares of our common stock. Subject to the terms of the Amended and Restated Global Hyatt Agreement and Amended and Restated Foreign Global Hyatt Agreement, the number of shares being registered pursuant to this registration statement represents the 25% permitted to be sold by the trustees of the Anthony N. Pritzker Family Trusts during the 12 month period commencing November 5, 2011 through November 4, 2012. The selling stockholders may sell any shares of Class A common stock covered by this prospectus in private transactions or under Rule 144 of the Securities Act rather than pursuant to this prospectus. For additional information, see Part I, Item 1, “Business – Stockholder Agreements – Amended and Restated Global Hyatt Agreement” and “– Amended and Restated Foreign Global Hyatt Agreement” and Item 1A, “Risk Factors – Risks Related to Share Ownership and Stockholder Matters” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which is incorporated by reference herein. See also the Schedule 13D filed by the above-named trustees on August 26, 2010, as amended (SEC Accession No. 0001193125-10-198366).
(4)	Represents 3,337,945 shares of Class B common stock held of record by trusts for the benefit of Anthony N. Pritzker and certain of his lineal descendents, of which Lewis M. Linn serves as trustee.
(5)

Represents (i) 8,441,951 shares of Class B common stock held of record by trusts for the benefit of Daniel F. Pritzker and certain of his lineal descendants, of which Lewis M. Linn serves as trustee and has sole voting and investment power over such shares and (ii) 1,559,506 shares of Class B common stock held of record by trusts for the benefit of Daniel F. Pritzker and certain of his lineal descendents, of which CIBC Trust Company (Bahamas) Limited and Leonard Loventhal serve as co-trustees and share voting and investment power over such shares. The address of the principal business and principal office for Lewis M. Linn, not individually, but solely in the capacity as trustee of the trusts represented by clause (i) is 3555 Timmons Lane, Suite 800, Houston, Texas 77027 and for CIBC Trust Company (Bahamas) Limited and Leonard Loventhal, not individually, but solely in the capacity as co-trustees of the trusts represented by clause (ii) is Goodman’s Bay Corporate Centre, First Floor, P.O. Box N-3933, Nassau, Bahamas and 3555 Timmons Lane, Suite 800, Houston, Texas 77027, respectively. The trustees and the adult beneficiaries of all of the trusts for the benefit of Daniel F. Pritzker and certain of his lineal descendants (the Daniel F. Pritzker Family Trusts) have agreed to certain voting agreements and to certain limitations with respect to the sale of shares of our common stock. Subject to the terms of the Amended and Restated Global Hyatt Agreement and Amended and Restated Foreign Global Hyatt Agreement, the number of shares being registered pursuant to this registration statement represents the 25% permitted to be sold by the trustees of the Daniel F. Pritzker Family Trusts during the 12 month period commencing November 5, 2011 through November 4, 2012. The selling stockholders may sell any shares of Class A common stock covered by this prospectus in private transactions or under Rule 144 of the Securities Act rather than pursuant to this prospectus. For additional information, see Part I, Item 1, “Business – Stockholder Agreements – Amended and Restated Global Hyatt Agreement” and “– Amended and Restated Foreign Global Hyatt Agreement” and Item 1A, “Risk Factors – Risks Related to Share Ownership and Stockholder Matters” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which is incorporated by reference herein. See also the Schedule 13D filed by the above-named trustees on August 26, 2010 (SEC Accession No. 0001193125-10-198390).

(6)	Represents (i) 2,093,937 shares of Class B common stock held of record by trusts for the benefit of Daniel F. Pritzker and certain of his lineal descendants, of which Lewis M. Linn serves as trustee and (ii) 1,000,000 shares of Class B common stock held of record by trusts for the benefit of Daniel F. Pritzker and certain of his lineal descendents, of which CIBC Trust Company (Bahamas) Limited and Leonard Loventhal serve as co-trustees.
(7)

Represents (i) 300 shares of Class A Common stock held of record by trusts for the benefit of James N. Pritzker and certain of his lineal descendants, of which Charles E. Dobrusin and Harry B. Rosenberg serve as co-trustees and share voting and investment power over such shares, (ii) 8,170 shares of common stock held of record by Paratrooper, LLC, Paratrooper LLC is owned by trusts for the benefit of James N. Pritzker and certain of his lineal descendants, of which Charles E. Dobrusin and Harry B. Rosenberg serve as co-trustees and share voting and investment power over such shares, (iii) 2,278,873 shares of Class B common stock held of record by trusts for the benefit of James N. Pritzker and certain of his lineal descendants, of which Charles E. Dobrusin and Harry B. Rosenberg serve as co-trustees and share voting and investment power over such shares, (iv) 21,128 shares of Class B common stock held of record by trusts for the benefit of James N. Pritzker and certain of his lineal descendants, of which Mary Parthe serves as trustee and has sole voting and investment power over such shares, (v) 1,113,788 shares of Class B common stock held of record by trusts for the benefit of James N. Pritzker and certain of his lineal descendants, of which JP Morgan Trust Company (Bahamas) Limited serves as trustee and has sole voting and investment power over such shares and (vi) 57,003 shares of Class B common stock held of record by trusts for the benefit of James N. Pritzker and certain of his lineal descendants, of which CIBC Trust Company (Bahamas) Limited serves as trustee and has sole voting and investment power over such shares. The address of the principal business and principal office for Charles E. Dobrusin and Harry B. Rosenberg, not individually, but solely in the capacity as co-trustees of the trusts represented by clauses (i) through (iii) is 104 South Michigan Avenue, Suite 900, Chicago, Illinois 60603 and 10 South Wacker Drive, 40th Floor, Chicago, Illinois 60606, respectively; for Mary Parthe, not individually, but solely in her capacity as trustee of the trusts represented by clause (iv) is c/o Tawani Enterprises, Inc., 104 South Michigan Avenue, Suite 500, Chicago, Illinois 60603; for JP Morgan Trust Company (Bahamas) Limited, not individually, but solely in its capacity as trustee of the trusts represented by clause (v) is Bahamas Financial Centre, Shirley & Charlotte Streets, P.O. Box N-4899, Nassau, Bahamas and for CIBC Trust Company (Bahamas) Limited, not individually, but solely in its capacity as trustee of the trusts represented by clause (vi) is Goodman’s Bay Corporate Centre, First Floor, P.O. Box N-3933, Nassau, Bahamas. The trustees and the adult beneficiaries of all of the trusts for the benefit of James N. Pritzker and certain of his lineal descendants (the James N. Pritzker Family Trusts and Other Reporting Persons) have agreed to certain voting agreements and to certain limitations with respect to the sale of shares of our common stock. Subject to the terms of the Amended and Restated Global Hyatt Agreement and Amended and Restated Foreign Global Hyatt Agreement, the number of shares being registered pursuant to this registration statement represents the 25% permitted to be sold by the trustees of the James N. Pritzker Family Trusts and the Other Reporting Persons during the 12 month period commencing November 5, 2011 through November 4, 2012. The selling stockholders may sell any shares of Class A common stock covered by this prospectus in private transactions or under Rule 144 of the Securities Act rather than pursuant to this prospectus. For additional information, see Part I, Item 1, “Business – Stockholder Agreements – Amended and Restated Global Hyatt Agreement” and “– Amended and Restated Foreign Global Hyatt Agreement” and Item 1A, “Risk Factors – Risks Related to Share Ownership and Stockholder Matters” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which is incorporated by reference herein. See also the Schedule 13D filed by the above-named trustees on August 26, 2010, as amended (SEC Accession No. 0001193125-10-198421). JP Morgan Trust Company (Bahamas) Limited has advised us that it acquired the securities being registered hereunder in the ordinary course of business and at the time of purchase, had no agreements or understandings, directly or indirectly, with any other person to distribute such shares.

(8)	Represents (i) 2,278,873 shares of Class B common stock held of record by trusts for the benefit of James N. Pritzker and certain of his lineal descendants, of which Charles E. Dobrusin and Harry B. Rosenberg serve as co-trustees, (ii) 21,128 shares of Class B common stock held of record by trusts for the benefit of James N. Pritzker and certain of his lineal descendants, of which Mary Parthe serves as trustee, (iii) 798,212 shares of Class B common stock held of record by trusts for the benefit of James N. Pritzker and certain of his lineal descendants, of which JP Morgan Trust Company (Bahamas) Limited serves as trustee and (iv) 23,800 shares of Class B common stock held of record by trusts for the benefit of James N. Pritzker and certain of his lineal descendants, of which CIBC Trust Company (Bahamas) Limited serves as trustee.
(9)	Represents (i) 4,221,389 shares of Class B common stock held of record by trusts for the benefit of Jay Robert Pritzker and certain of his lineal descendants, of which Thomas J. Muenster serves as trustee and has sole voting and investment power over such shares and (ii) 1,830,094 shares of Class B common stock held of record by trusts for the benefit of Jay Robert Pritzker and certain of his lineal descendants, of which CIBC Trust Company (Bahamas) Limited and Thomas J. Muenster serve as co-trustees and share voting and investment power over such shares. The address of the principal business and principal office for Thomas J. Muenster, not individually, but solely in the capacity as trustee of the trusts represented by clause (i) is 201 S. Phillips Avenue, Suite 233, Sioux Falls, South Dakota 57104 and for CIBC Trust Company (Bahamas) Limited and Thomas J. Muenster, not individually, but solely in the capacity as co-trustees of the trusts represented by clause (ii) is Goodman’s Bay Corporate Centre, First Floor, P.O. Box N-3933, Nassau, Bahamas. The trustees and the adult beneficiaries of all of the trusts for the benefit of Jay Robert Pritzker and certain of his lineal descendants (the Jay Robert Pritzker Family Trusts) have agreed to certain voting agreements and to certain limitations with respect to the sale of shares of our common stock. Subject to the terms of the Amended and Restated Global Hyatt Agreement and Amended and Restated Foreign Global Hyatt Agreement, the number of shares being registered pursuant to this registration statement represents the 25% permitted to be sold by the trustees of the Jay Robert Pritzker Family Trusts during the 12 month period commencing November 5, 2011 through November 4, 2012. The selling stockholder may sell any shares of Class A common stock covered by this prospectus in private transactions or under Rule 144 of the Securities Act rather than pursuant to this prospectus. For additional information, see Part I, Item 1, “Business – Stockholder Agreements – Amended and Restated Global Hyatt Agreement” and “– Amended and Restated Foreign Global Hyatt Agreement” and Item 1A, “Risk Factors – Risks Related to Share Ownership and Stockholder Matters” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which is incorporated by reference herein. See also the Schedule 13D filed by the above-named trustees on August 26, 2010, as amended (SEC Accession No. 0001193125-10-198370).
(10)	Represents 3,265,110 shares of Class B common stock held of record by trusts for the benefit of Jay Robert Pritzker and certain of his lineal descendants, of which Thomas J. Muenster serves as trustee.
(11)

Represents (i) 7,023,048 shares of Class B common stock held of record by trusts for the benefit of Karen L. Pritzker and certain of her lineal descendants, of which Andrew D. Wingate, Walter W. Simmers and Lucinda Falk serve as co-trustees and share voting and investment power over such shares, (ii) 971,068 shares of Class B common stock held of record by trusts for the benefit of Karen L. Pritzker and certain of her lineal descendants, of which Andrew D. Wingate and Walter W. Simmers serve as co-trustees and share voting and investment power over such shares, (iii) 513,983 shares of Class B common stock held of record by trusts for the benefit of Karen L. Pritzker and certain of her lineal descendants, of which CIBC Trust Company (Bahamas) Limited, Andrew D. Wingate and Walter W. Simmers serve as co-trustees and share voting and investment power over such shares and (iv) 76,005 shares of Class B common stock held of record by trusts for the benefit of Karen L. Pritzker and certain of her lineal descendents, of which CIBC Trust Company (Bahamas) Limited, Andrew D. Wingate, Walter W. Simmers and Lucinda Falk serve as co-trustees and share voting and investment power over such shares. The address of the principal business and principal office for Andrew D. Wingate, Walter W. Simmers and Lucinda Falk, not individually, but solely in the capacity as co-trustees of the trusts represented by clause (i) is 35 Windsor Road, North Haven, Connecticut 06473-3045, One State Street, 14th Floor, Hartford, Connecticut 06103-3102 and 27 Overlook Drive, Greenwich, Connecticut 06830, respectively; for Andrew D. Wingate and Walter W. Simmers, not individually, but solely in the capacity as co-trustees of the trusts represented by clause (ii) is 35 Windsor Road, North Haven, Connecticut 06473-3045 and One State Street, 14th Floor, Hartford,

Connecticut 06103-3102, respectively; for CIBC Trust Company (Bahamas) Limited, Andrew D. Wingate and Walter W. Simmers, not individually, but solely in the capacity as co-trustees of the trusts represented by clause (iii) is Goodman’s Bay Corporate Centre, First Floor, P.O. Box N-3933, Nassau, Bahamas and for CIBC Trust Company (Bahamas) Limited, Andrew D. Wingate, Walter W. Simmers and Lucinda Falk not individually, but solely in the capacity as co-trustees of the trusts represented by clause (iv) is Goodman’s Bay Corporate Centre, First Floor, P.O. Box N-3933, Nassau, Bahamas. The trustees and the adult beneficiaries of all of the trusts for the benefit of Karen L. Pritzker and certain of her lineal descendants (the Karen L. Pritzker Family Trusts) have agreed to certain voting agreements and to certain limitations with respect to the sale of shares of our common stock. Subject to the terms of the Amended and Restated Global Hyatt Agreement and Amended and Restated Foreign Global Hyatt Agreement, the number of shares being registered pursuant to this registration statement represents the 25% permitted to be sold by the trustees of the Karen L. Pritzker Family Trusts during the 12 month period commencing November 5, 2011 through November 4, 2012. The selling stockholders may sell any shares of Class A common stock covered by this prospectus in private transactions or under Rule 144 of the Securities Act rather than pursuant to this prospectus. For additional information, see Part I, Item 1, “Business – Stockholder Agreements – Amended and Restated Global Hyatt Agreement” and “– Amended and Restated Foreign Global Hyatt Agreement” and Item 1A, “Risk Factors – Risks Related to Share Ownership and Stockholder Matters” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which is incorporated by reference herein. See also the Schedule 13D filed by the above-named trustees on August 26, 2010 (SEC Accession No. 0001193125-10-198367).

(12)	Represents 3,136,054 shares of Class B common stock held of record by trusts for the benefit of Karen L. Pritzker and certain of her lineal descendants, of which Andrew D. Wingate, Walter W. Simmers and Lucinda Falk serve as co-trustees.
(13)	Represents (i) 4,982,912 shares of Class B common stock held of record by trusts for the benefit of Nicholas J. Pritzker and certain of his lineal descendants, of which Marshall E. Eisenberg serves as trustee and has sole voting and investment power over such shares; (ii) 393,308 shares of Class B common stock held of record by a trust for the benefit of Nicholas J. Pritzker and certain of his lineal descendants, of which Lawrence I. Richman serves as trustee and has sole voting and investment power over such shares; and (iii) 1,027,357 shares held of record by Nicholas J. Pritzker. The address of the principal business and principal office for Marshall E. Eisenberg, not individually, but solely in the capacity as trustee of the trusts represented by clause (i) is 311 South Wacker Drive, Suite 4990, Chicago, Illinois, 60606; the address of the principal business and principal office for Lawrence I. Richman, not individually, but solely in the capacity as trustee of the trust represented by clause (ii) is 311 South Wacker Drive, Suite 4990, Chicago, Illinois, 60606; and the address of the principal business and principal office for Nicholas J. Pritzker is 311 S. Wacker Drive, Suite 4990, Chicago, Illinois, 60606. The trustees and the adult beneficiaries of all of the trusts for the benefit of Nicholas J. Pritzker and certain of his lineal descendants (the Nicholas J. Pritzker Family Trusts and Other Reporting Persons) have agreed to certain voting agreements and to certain limitations with respect to the sale of shares of our common stock. Subject to the terms of the Amended and Restated Global Hyatt Agreement and Amended and Restated Foreign Global Hyatt Agreement, the number of shares being registered pursuant to this registration statement represents the 25% permitted to be sold by the trustees of the Nicholas J. Pritzker Family Trusts and the Other Reporting Persons during the 12 month period commencing November 5, 2011 through November 4, 2012, less the 863,721 shares sold into the public market pursuant to Rule 144 on January 25, 2012 by Marshall E. Eisenberg as trustee of certain Nicholas J. Pritzker Family Trusts. The selling stockholders may sell any shares of Class A common stock covered by this prospectus in private transactions or under Rule 144 of the Securities Act rather than pursuant to this prospectus. For additional information, see Part I, Item 1, “Business – Stockholder Agreements – Amended and Restated Global Hyatt Agreement” and “– Amended and Restated Foreign Global Hyatt Agreement” and Item 1A, “Risk Factors – Risks Related to Share Ownership and Stockholder Matters” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which is incorporated by reference herein. See also the Schedule 13D filed by the above-named trustees on August 26, 2010, as amended (SEC Accession No. 0001193125-10-198283).
(14)	Represents 2,623,529 shares of Class B common stock held of record by trusts for the benefit of Nicholas J. Pritzker and certain of his lineal descendants, of which Marshall E. Eisenberg serves as trustee.

(15)	The trustees of the Anthony N. Pritzker Family Trusts, the Daniel F. Pritzker Family Trusts, the James N. Pritzker Family Trusts and Other Reporting Persons, the Jay Robert Pritzker Family Trusts, the Karen L. Pritzker Family Trusts, and the Nicholas J. Pritzker Family Trusts and Other Reporting Person (collectively, the Selling Stockholders) are party to certain agreements with the Separately Filing Group Members (as defined in the Schedule 13Ds referred to below), which agreements contain, among other things, certain voting agreements and limitations on the sale of their shares of common stock. As a result, the Selling Stockholders may be deemed to be members of a “group” within the meaning of Section 13(d)(3) of the Exchange Act, comprised of the Selling Stockholders and the Separately Filing Group Members (the Pritzker Family Group). Before this offering, the Pritzker Family Group beneficially owned in the aggregate 11,640 shares of Class A common stock, representing less than 1% of the Class A common stock outstanding as of January 31, 2012, and 94,502,498 shares of Class B common stock, representing approximately 79.0% of the Class B common stock outstanding as of January 31, 2012. Assuming that all of the shares of Class A common stock registered by the selling stockholders are sold and based on the shares of Class A common stock and Class B common stock outstanding as of January 31, 2012, after the offering, the Pritzker Family Group will beneficially own in the aggregate 11,640 shares of Class A common stock, representing less than 1% of the Class A common stock outstanding, 75,923,910 shares of Class B common stock, representing approximately 75.1% of the Class B common stock outstanding, and 75,935,550 shares of common stock, representing approximately 46.0% of the total common stock outstanding and approximately 70.7% of the total voting power. The information on the Pritzker Family Group is based on, in part, (i) the Schedule 13D for the U.S. Situs Trusts, filed on August 26, 2010, as amended (SEC Accession No. 0001193125-10-198213); (ii) the Schedule 13D for the Non-U.S. Situs Trust, filed on August 26, 2010, as amended (SEC Accession No 0001193125-10-198223); (iii) the Schedule 13D for the Thomas J. Pritzker Family Trusts and Other Reporting Persons, filed on August 26, 2010, as amended (SEC Accession No. 0001193125-10-198244); (iv) the Schedule 13D for the Nicholas J. Pritzker Family Trusts and Other Reporting Person, filed on August 26, 2010, as amended (SEC Accession No. 0001193125-10-198283); (v) the Schedule 13D for the James N. Pritzker Family Trusts and Other Reporting Persons, filed on August 26, 2010, as amended (SEC Accession No. 0001193125-10-198421); (vi) the Schedule 13D for the John A. Pritzker Family Trusts, filed on August 26, 2010 (SEC Accession No. 0001193125-10-198364); (vii) the Schedule 13D for the Linda Pritzker Family Trusts and Other Reporting Persons, filed on August 26, 2010, as amended (SEC Accession No. 0001193125-10-198391); (viii) the Schedule 13D for the Karen L. Pritzker Family Trust, filed on August 26, 2010 (SEC Accession No. 0001193125-10-198367); (ix) the Schedule 13D for the Penny Pritzker Family Trusts and Other Reporting Persons, filed on August 26, 2010, as amended (SEC Accession No. 0001193125-10-198261); (x) the Schedule 13D for the Daniel F. Pritzker Family Trusts, filed on August 26, 2010 (SEC Accession No. 0001193125-10-198390); (xi) the Schedule 13D for the Anthony N. Pritzker Family Trusts, filed on August 26, 2010, as amended (SEC Accession No. 0001193125-10-198366); (xii) the Schedule 13D for the Gigi Pritzker Pucker Family Trusts and Other Reporting Persons, filed on August 26, 2010, as amended (SEC Accession No. 0001193125-10-198254); (xiii) the Schedule 13D for the Jay Robert Pritzker Family Trusts, filed on August 26, 2010, as amended (SEC Accession No. 0001193125-10-198370); and (xiv) the Schedule 13D for the Richard Pritzker Family Trusts, filed on August 26, 2010, as amended (SEC Accession No. 0001193125-10-198265).

See “Risk Factors” on page 2 of the prospectus to read about factors you should consider before buying shares of the Class A common stock. You should also review carefully any risk factors included in any applicable prospectus supplement and in the documents incorporated by reference into the prospectus or any applicable prospectus supplement for a discussion of risks that you should consider before investing in our Class A common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus Supplement no. 1 dated February 17, 2012